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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and "Selected Consolidated Financial and Other Data" in the Registration Statement (Form S-3) and related Prospectus of NOVA Corporation dated January 22, 1998.

We also consent to the incorporation by reference therein of our report dated February 18, 1997 with respect to the consolidated financial statements and schedules of NOVA Corporation for the year ended December 31, 1996, the 10-month period ended December 31, 1995 and for the year ended February 28, 1995 included in the Annual Report (Form 10-K) for 1996 filed with the Securities and Exchange Commission.



                                               /s/ Ernst & Young LLP

Atlanta, Georgia
February 6, 1998